                                                                    Exhibit 11

                        ENGINEERED SUPPORT SYSTEMS, INC.
                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                    (in thousands, except per share amounts)

                                                         Three Months Ended
                                                             January 31
                                                     ---------------------------
                                                       2003               2002
                                                     --------           --------

NET INCOME:
    Continuing operations                            $  8,441           $  5,906
    Discontinued operations                               137               (382)
                                                     --------           --------
                Total                                $  8,578           $  5,524
                                                     ========           ========

BASIC EARNINGS PER SHARE:
    Average basic shares outstanding                   15,915             15,342
                                                     ========           ========


    Continuing operations                            $   0.53           $   0.38
    Discontinued operations                              0.01              (0.02)
                                                     --------           --------
                Total                                $   0.54           $   0.36
                                                     ========           ========

DILUTED EARNINGS PER SHARE:
    Average basic shares outstanding                   15,915             15,342
    Net effect of dilutive stock options (1)              930                587
                                                     --------           --------
                Total                                  16,845             15,929
                                                     ========           ========

    Continuing operations                            $   0.50           $   0.37
    Discontinued operations                              0.01              (0.02)
                                                     --------           --------
                Total                                $   0.51           $   0.35
                                                     ========           ========

(1) Based on the treasury stock method.




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